UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2011

________________________

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On October 12, 2011, Socket Mobile, Inc. (the “Company”) entered into new domestic and international working capital revolving credit line agreements (the “Loan and Security Agreements”) with Silicon Valley Bank (the “Lender”). Pursuant to the Loan and Security Agreements, the Company may borrow up to $2.5 million, of which up to $1.5 million is based on qualified receivables from domestic (U.S. based) customers and up to $1.0 million is based on qualified receivables from international customers. The event, also announcing the activation of the line, was announced in a press release included as Exhibit 99.1.

Advances against the domestic line are calculated at 80% of qualified receivables except for receivables from distributors which are calculated at 60%. Advances against the international line are calculated at 90% against qualified hedged receivables except receivables from distributors, and 70% against qualified non-hedged receivables and receivables from distributors.

Borrowings under the lines bear an annual interest rate equal to the greater of (i) the Lender’s prime rate plus 1%, or (ii) 5%. There is also a collateral handling fee of 0.25% per month of the financed receivable balance outstanding. The applicable interest and fees are calculated based on the full amount of the accounts receivable provided as collateral for the actual amounts borrowed. The Loan and Security Agreements expire on October 12, 2013 and the Company expects to renew the Agreements at that time.

The Loan and Security Agreements contain customary representations, warranties and covenants, including covenants limiting the Company’s ability to incur additional liens or indebtedness, make distributions to its stockholders and make investments. The Company’s total obligations to the Lender including borrowings outstanding at any time are limited to 50% of the sum of cash plus qualified receivables.

The Loan and Security Agreements contain customary events of default that entitle the Lender to accelerate the Company’s obligations and require repayment of the Company’s outstanding indebtedness thereunder. These events of default include, among others, the Company’s breach of its payment obligations or covenants, a material impairment of the Company’s financial condition or ability to repay any indebtedness to the Lender and the commencement of dissolution or insolvency proceedings.

To secure the Company’s borrowings under the Loan and Security Agreements, the Company has provided the Lender a first priority security interest in all assets of the Company, including its intellectual property.

The foregoing description of the Loan and Security Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreements, copies of which are attached hereto as Exhibit 10.11 (domestic) and Exhibit 10.12 (international) and are incorporated herein by reference.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties, specifically statements relating to the expectation of renewing the Loan and Security Agreements upon their expiration. We assume no obligation to update such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.11	Loan and Security Agreement dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank.
10.12	Loan and Security Agreement (EXIM Loan Facility) dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank.
99.1	Press release dated October 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: October 18, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.11	Loan and Security Agreement dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank.
10.12	Loan and Security Agreement (EXIM Loan Facility) dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank.
99.1	Press release dated October 18, 2011.